                                                                     EXHIBIT 4.8



                                     WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

No. __ B                                          Warrant to Purchase __ Shares
                                            Common Stock (subject to adjustment)


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                 VIROLOGIC, INC.

                           VOID AFTER AUGUST 30, 2003

        This certifies that, for value received, ____________, or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from VIROLOGIC, INC. (the "Company"), a Delaware corporation, up to 57 shares of the Common Stock of the Company, as constituted on August 25, 1998 (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth, in
Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, which is one of a series of warrants issued for the Common Stock of the Company, and any warrants delivered in substitution or exchange therefor as provided herein.

        This Warrant is issued in connection with the transactions described in that certain Series B Preferred Stock Purchase Agreement between the Company and the investors described therein, dated as of August 25, 1998 (the "Purchase Agreement").

        1. Term of Warrant. Subject to the terms and conditions set forth herein, this warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Pacific standard time, on August 30, 2003, and shall be void thereafter.

        2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $0.01 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.



                                       1.

        3. Vesting of Warrant. Effective as of the Warrant Issue Date, this Warrant is exercisable with respect to __ shares of Common Stock of the Company.

        4. Exercise of Warrant.

               (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

               (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

               (c) Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                       Y (A - B)
                                  X =    -------
                                            A


Where   X   =   the number of shares of Common Stock to be issued to the Holder

        Y   =   the number of shares of Common Stock purchasable under the
                Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

        A   =   the fair market value of one share of the Company's Common Stock
                (at the date of such calculation)

        B   =   Exercise Price (as adjusted to the date of such calculation)



                                       2.

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the common Stock or the closing price quoted on The Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company's initial public offering of Common Stock, the fair market value per share shall be the per share offering price to the public of the Company's initial public offering.

               (d) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

        5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

        6. Rights of Stockholders. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of the Common Stock to which this Warrant relates or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose.

        7. Transfer of Warrant.

               (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his/her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

               (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing.



                                       3.

Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

               (c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned (i) except in its entirety and (ii) without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters reasonably satisfactory to the Company, if such are requested by the Company), and then only against receipt of an agreement of the transferee to comply with the provisions of this Section 7(c) with respect to any resale or other disposition of this Warrant. Subject to the provisions of this warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

               (d) Exchange of Warrant upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

               (e) Compliance with Securities Laws.

                      (i) The Holder of this Warrant by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                      (ii) This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE



                                       4.

        HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

        8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from. its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

        9. Notices.

               (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

               (b) In case:

                      (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise or conversion of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                      (ii) of any public offering of the Company's Common Stock, any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

                      (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and



                                       5.

the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

               (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

        10. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

               11.1 Merger, Sale of Assets, etc.. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (a) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (b) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (c) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then the Company shall provide the holder of this Warrant with not less than thirty (30) days, prior written notice of such event and an opportunity to exercise this Warrant effective upon the consummation of such event, so that, as a part of such reorganization, merger, consolidation, sale or transfer, the holder of this Warrant shall be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall agree to deliver to the holder of the Warrant, upon its exercise and payment of the Exercise Price then in effect, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

               11.2 Reclassification, etc.. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been



                                       6.

issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this
Section 11.

               11.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

               11.4 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

               11.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

               11.6 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of ail the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the right of the Holders of this Warrant against impairment.

        12. Registration Rights. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise, together with all other holders of Registrable Securities possessing registration rights under that certain Investors' Rights Agreement, of even date herewith, between



                                       7.

the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby (the "Investors' Rights Agreement"), the rights of registration granted under the Investors' Rights Agreement to Registrable Securities (with respect to the Shares issued on exercise of this Warrant). By its receipt of this Warrant, Holder agrees to be bound by the Investors' Rights Agreement upon exercise of this warrant as a party thereto.

        13. Miscellaneous.

               (a) Successors. All the covenants and provisions hereof by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

               (b) Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

               (c) Attorneys Fees in the Event of a Dispute. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Warrant or any Common Stock issued or to be issued hereunder, the prevailing party or parties, shall be paid by the other party or parties a reasonable sum for attorneys, fees and expenses of such prevailing party or parties.

               (d) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

        IN WITNESS WHEREOF, VIROLOGIC, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.


        Dated: August 25, 1998.

                                       VIROLOGIC, INC.



                                       By
                                         ---------------------------------------
                                                       President and CEO



                                       8.

                               NOTICE OF EXERCISE



To: VIROLOGIC, INC.

        (1) The undersigned hereby elects to purchase shares of Common Stock of VIROLOGIC, INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

        (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment,. and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

        (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                       -----------------------------------------
                                                        (Name)



                                       -----------------------------------------
                                                        (Name)


        (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:



                                       -----------------------------------------
                                                        (Name)


-----------------------------          -----------------------------------------
          (Date)                                     (Signature)



                                       9.

                                 ASSIGNMENT FORM

        FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

   Name of Assignee                 Address                       No. of Shares
   ----------------                 -------                       -------------



and does hereby irrevocably constitute and appoint Attorney to make such transfer on the books of VIROLOGIC, INC., maintained for the purpose, with full power of substitution in the premises.

        The undersigned also represents that by assignment hereof, the Assignee acknowledges that this warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

        Dated:


                                      ------------------------------------------
                                                 Signature of Holder



                                      10.